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                                                                 Exhibit 23(b)

[KPMG logo]Peat Marwick LLP

   Two Nationwide Plaza      Telephone 614 249 2300      Telefax 614 249 2348
   Columbus, OH 43215


                        CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
Insilco Corporation

We consent to the use of our audit report dated January 31, 1997, except as to the second paragraph in Note 3, which is as of March 5, 1997 on the consolidated financial statements of Insilco Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period then ended incorporated herein by reference.


/s/ KPMG Peat Marwick LLP

Columbus, Ohio
October 22, 1997